Exhibit 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Reports Profit of 4 Cents Per Share for First Quarter 2009

Strong growth in deposits and households leads solid business performance

BIRMINGHAM, Ala. – (BUSINESS WIRE) – April 21, 2009 – Regions Financial Corporation (NYSE:RF) today reported a profit for the quarter ending March 31, 2009.

Key points for the quarter included:

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Profit of 4 cents per diluted share for the quarter ended March 31, 2009, demonstrates the company’s ability to navigate a weak economy through disciplined expense control and a strong focus on business growth fundamentals

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Customer satisfaction scores reached an all-time high, well into the top quartile for retail banks, reflecting continued success in meeting the needs of customers and delivering high customer service levels

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Solid underlying business performance was highlighted by strong deposit and household growth and continued lending to consumers and businesses. Both average customer deposits and low-cost deposits grew 4 percent linked quarter.

•	Record mortgage production led to mortgage income doubling compared to the prior quarter

•	Morgan Keegan continued to demonstrate growth, adding over $1 billion in new assets under management during the quarter

•	Non-interest expenses declined 10 percent linked-quarter, excluding the fourth quarter’s goodwill and mortgage servicing rights impairment charges

•	Net loan charge-offs declined to an annualized 1.64 percent of average loans

•	Built allowance for loan losses to 1.94 percent of loans with $425 million provision that exceeded net charge-offs by $35 million

•	Non-performing loans increased to $1.6 billion

•	Capital ratios remain strong with a Tier 1 ratio of 10.37 percent and a tangible common equity ratio of 5.41 percent

Earnings Highlights

	Three months ended:
	March 31, 2009		December 31, 2008		March 31, 2008
(In millions. except per share data)	Amount	Dil. EPS	Amount	Dil. EPS	Amount	Dil. EPS
Earnings
Net interest income (FTE)	$817		$933		$1,026
Non-interest income*	1,066		702		908
Goodwill impairment	—		6,000		—
Non-interest expense, excluding goodwill impairment	1,058		1,273		1,250
Pre-tax pre-provision income, excluding goodwill impairment*	825		362		684
Provision for loan losses	425		1,150		181
Net income (loss)	$77	$0.11	$(6,218)	$(8.97)	$337	$0.48
Preferred dividend expense and accretion	51	(0.07)	26	(0.04)	—	0.00
Net income (loss) available to common shareholders	$26	$0.04	$(6,244)	$(9.01)	$337	$0.48

GAAP to Non-GAAP Reconciliation

Net income (loss) available to common shareholders	$26	$0.04	$(6,244)	$(9.01)	$337	$0.48
Goodwill impairment**	—	0.00	6,000	8.66	—	0.00
Merger-related charges, net of tax**	—	0.00	—	0.00	47	0.07
Net income (loss) available to common shareholders, excluding merger and goodwill impairment charges (Non-GAAP)**	$26	$0.04	$(244)	$(0.35)	$384	$0.55

Key ratios

Net interest margin (FTE)	2.64%		2.96%		3.53%
Return on average assets***	0.07%		NM		0.95%
Return on average tangible common equity***	1.43%		NM		17.84%

Asset quality

Allowance for loan losses as % of net loans	1.94%		1.87%		1.43%
Net charge-offs as % of average net loans***	1.64%		3.19%		0.53%
Non-performing assets as % of loans and other real estate	2.43%		1.76%		1.25%
Non-performing assets as % of loans and other real estate (excluding loans held for sale)	2.02%		1.33%		1.25%
Non-performing assets (including 90+ past due) as % of loans and other real estate	3.24%		2.33%		1.73%
Non-performing assets (including 90+ past due) as % of loans and other real estate (excluding loans held for sale)	2.83%		1.89%		1.73%

*	Quarter ended March 31, 2009, reflects $323 million related to SILO transactions, which was primarily offset by $315 million of incremental tax expense
**	See “Use of non-GAAP financial measures” at the end of this release
***	Annualized

First quarter profit of 4 cents per share

Regions’ 2009 first quarter profit available to common shareholders was $26 million or 4 cents per diluted share. These results were not impacted by recently announced fair market value accounting rule changes. Notwithstanding weakness in the overall economy, the first quarter’s profit reflects strong core business performance as well as disciplined expense control and continued focus by the company on well-defined credit issues.

“Despite the challenges presented by the current economic environment we are very encouraged by the strong performance of our core business, particularly our continued growth in households and customer deposits,” said Dowd Ritter, chairman, president and chief executive officer. “The challenges that we face in 2009 are what we expected, and we will continue to prudently manage through this difficult business cycle. However, we believe the household growth we’re seeing now will provide a strong foundation for better performance when the economy improves.”

Deposits and households continue to grow; record customer satisfaction

Regions continues to grow customer households and deposits by deepening and retaining existing customer relationships as well as developing new ones. In Florida, for example, over half of new checking customers are also opening a savings account, allowing the Company to leverage a growing culture of savings. In addition, through enhancements in problem resolution and other efforts, customer satisfaction scores reached top-quartile levels compared to industry averages while retention remained high. This quarter, the Company opened a record 243,000 new retail and business checking accounts, while the ratio of checking accounts opened to those closed increased 26 percent compared with the first quarter of 2008. Total customer deposits grew 4 percent on average in the first quarter, reflecting strong checking and money market growth. Low-cost deposits, which are total customer deposits less customer CDs, also increased 4 percent linked-quarter.

Loan production remains stable

Regions made new or renewed loan commitments totaling $15.7 billion during the first quarter of 2009, about level with the prior quarter in an environment when lending typically contracts.

•	29,815 home loans and other lending to consumers totaling $3.6 billion

•	11,075 loans to businesses totaling $12.1 billion

•	Prevented potential foreclosures for over 1,100 customers

Ending loans declined by 2 percent in the first quarter compared with the prior quarter, reflecting borrower caution in the current environment. Despite lower demand, Regions has been successful in targeting new commercial business relationships that extend beyond lending to include deposits and fee-based services such as treasury management products. Within the consumer categories, residential first mortgage loan production was up significantly, with over $2.8 billion in financing being provided. Under the company’s Customer Assistance Program over 1,100 mortgages were modified in the quarter, bringing modifications since the beginning of 2008 to over 5,500 and enabling customers to remain in their homes.

Short-term interest rates affect net interest margin

Further declines in short-term interest rates again pressured Regions’ net interest margin, which slipped 32 basis points, mainly reflecting normalization of the spread between the prime rate and LIBOR. First quarter taxable-equivalent net interest income totaled $817 million, declining $116 million on a linked-quarter basis. Recent gains in non-interest bearing deposit balances as well as the benefits of improved pricing on newly originated and renewed loans should, to some extent, help offset the near-term challenges as the Company moves through 2009.

Non-interest income affected by weak economy

Non-interest revenues were $364 million higher than in the previous quarter; however, excluding the first quarter’s sale-in, lease-out (“SILO”) transaction-related income of $323 million and securities gains totaling $53 million, non-interest revenues were down slightly compared to the previous quarter.

A 2008 settlement with the IRS negatively impacted the economics of Regions’ SILO leveraged lease portfolio. Further, credit rating downgrades of counterparties to these transactions triggered collateral replacement events for our clients, which was largely cost prohibitive for them in the existing market. Consequently, client decisions to terminate these transactions in the first quarter offered Regions the opportunity to redeploy related capital at higher returns. As a result of the terminations Regions recorded $323 million in non-interest income as mentioned above, which was largely offset by $315 million in increased tax expense.

While partly seasonal, first quarter non-interest revenues are symptomatic of the current economic downturn. However, certain categories did reflect relative strength, including mortgage income.

Low mortgage rates were a catalyst for mortgage production, which reached the highest quarterly level in the Company’s history and resulted in a doubling of mortgage income to $73 million versus the previous quarter. In contrast, service charges dropped $19 million, reflecting lower customer transaction volumes and less overdraft fees due to higher balances, in spite of an increase in the number of customer checking accounts.

Brokerage income was also affected, declining 10 percent linked-quarter, with Morgan Keegan’s equity capital markets, trust and asset management divisions reflecting general economic pressure and lower asset valuations. Partially offsetting were strong fixed income results, illustrating Morgan Keegan’s 8th place national ranking among municipal bond underwriters and its expansion into New England. The Company’s ability to attract new customers and recruit new brokers improved materially during the quarter as reflected in the inflow of over $1 billion of net new assets under management and the addition of 60 financial advisors.

Achieving expense reductions

Regions’ efforts to reduce operating expenses have been successful, with non-interest expenses declining 10 percent linked-quarter, excluding the fourth quarter’s goodwill and mortgage servicing rights impairment charges. Notably, salary and benefits costs were down 4 percent, as lower commissions and incentives offset the annual seasonal rise in FICA and benefits expense.

Also impacting the bottom line, the Company recorded $51 million during the first quarter for dividends on the government’s investment in Regions, providing taxpayers a fair return while meeting the government’s objectives of making credit available to consumers and businesses.

Continued disposition of problem assets and de-risking of balance sheet

The first quarter’s provision for loan losses was $425 million, $35 million above net charge-offs resulting in a 1.13x coverage of allowance for loan losses to non-performing loans. As previously reported, Regions’ most stressed portfolios continue to be residential homebuilders; home equity second liens in Florida; and condominiums. These assets currently amount to $8.7 billion, or about 9 percent of the total loan portfolio. The company continues to systematically reduce its homebuilder and condo exposures, which declined significantly during 2008 and into the first quarter of 2009.

Regions also continued its successful effort to sell problem assets, booking a $4 million net gain related to $65 million of sales or realized recoveries of held for sale loans, which indicates that the charges the Company took when the assets were moved to held for sale were appropriate.

Home equity net loan charge-offs increased to an annualized 2.38 percent of average loans and lines from fourth quarter’s 1.72 percent. Residential first mortgage losses, primarily in Florida, were $39 million or an annualized 1.02 percent during the first quarter. The decrease versus the prior quarter largely reflects higher fourth quarter loan sale losses. The company is continuing its proactive efforts in contacting and helping customers, along with fortifying collection efforts, in order to mitigate losses.

About Regions Financial Corporation

Regions Financial Corporation, with $142 billion in assets, is a member of the S&P 100 Index and one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates 1,900 banking offices and approximately 2,300 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements, which reflect Regions current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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In October of 2008, Congress enacted, and President Bush signed into law, the Emergency Economic Stabilization Act of 2008, and on February 17, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, all of which may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage interest rate risk, market risk, credit risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectibility of loans.

•	The effects of geopolitical instability and risks such as terrorist attacks.

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Possible other changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008, as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Use of non-GAAP financial measures

Page two of this earnings release presents computations of earnings and certain other financial measures excluding discontinued operations, merger charges and goodwill impairment (non-GAAP). Merger and goodwill impairment charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger and goodwill impairment charges in expressing earnings and certain other financial measures, including “earnings per common share from continuing operations, excluding merger and goodwill impairment charges” and “return on average tangible common equity, excluding discontinued operations, merger and goodwill impairment charges”, provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger and goodwill impairment charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes:

•	Preparation of Regions’ operating budgets

•	Calculation of performance-based annual incentive bonuses for certain executives

•	Calculation of performance-based multi-year incentive bonuses for certain executives

•	Monthly financial performance reporting, including segment reporting

•	Monthly close-out “flash” reporting of consolidated results (management only)

•	Presentations of company performance to investors

Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger and goodwill impairment charges and procedures in place to approve and segregate merger and goodwill impairment charges from other normal operating expenses to ensure that the Company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger and goodwill impairment charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger and goodwill impairment charges are a reduction to earnings and stockholders’ equity).

See page 21 of the supplement to this earnings release for computations of earnings and certain other GAAP financial measures and corresponding reconciliation to non-GAAP financial measures, which exclude discontinued operations, merger charges and goodwill impairment for the periods presented.

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